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                                                                      EXHIBIT 23





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-50543) of Romac International, Inc. of our report dated June 28, 2000 appearing on page 1 of the Annual Report on Form 11-K of the Romac International, Inc. 401(K) Retirement Savings Plan for the fiscal year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP
Tampa, Florida
June 29, 1999